UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

KID BRANDS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey 07073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition.

On February 21, 2012, Kid Brands, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other matters described elsewhere herein, that on a preliminary basis, results for the year ended December 31, 2011 are expected to be slightly below previously-issued guidance with respect to net sales, and significantly below previously-issued guidance with respect to non-GAAP adjusted net income per diluted share, primarily as a result of: (i) additional customer allowances intended to liquidate inventory at both the retail and wholesale level; (ii) higher than anticipated product costs as a percentage of net sales, resulting primarily from increased close-out sales, and increased sales of licensed products; (iii) lower than anticipated net sales due in part to an increase in returns accepted for discontinued items; and (iv) increased inventory reserves for slow-moving products. As a result of actions taken by the Company, inventory levels were significantly lower at December 31, 2011 than at the end of the prior year period. As new product introductions are not currently expected to be rolled out until late spring of 2012, sales and profitability are expected to remain soft during the first half of 2012.

As the Company is still engaged in the preparation of its financial statements for the year ended December 31, 2011, in part as a result of the need to restate certain financial statements as described in Item 4.02(a) below, the Company is currently not in a position to provide additional details regarding its results of operations for such year.

The foregoing information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Release also contains information with respect to the restatement of certain of the Company’s financial statements, all as described in Item 4.02(a) below, which Item is incorporated herein by reference thereto.

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As is described in the Release, in connection with the receipt by the Company of comment letters from the Securities and Exchange Commission (the “SEC”) related to its review of certain of the Company’s periodic filings, various communications between the Staff of the SEC and the Company regarding specific comments contained in such letters, and in recognition of the Staff’s position on the issues set forth therein and the application of SEC Staff Accounting Bulletin (SAB)

No.99, Materiality and other relevant accounting guidance to the facts in question (as is described in more detail below), management and the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) met and determined on February 14, 2012 (and such determination was subsequently ratified by the Board), that it will be necessary to restate the Company’s audited consolidated financial statements as of December 31, 2010 and 2009, and for the three years ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), as well as its consolidated unaudited interim consolidated financial statements as of and for the quarter and year to date periods ended March 31, 2011, June 30, 2011 and September 30, 2011, and related 2010 comparative prior quarter and year to date periods, as included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 (collectively, the “Financial Statements”). As a result, on February 14, 2012, management and the Audit Committee met and determined that the Financial Statements should no longer be relied upon.

As is described in the “Background” section below, the principal purpose of the restatement is to adjust the timing of the recording of various anticipated customs duty (and related interest) obligations described below from the periods of discovery to the actual periods to which such obligations relate. This restatement is not based on the discovery of new information, but in recognition of the Staff’s view of the materiality of the SEC impact on prior periods of the cumulative charges in question.

The restatement of the Financial Statements will be implemented as follows. The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 10-K”) will restate all periods presented, as applicable, to reflect the recording of anticipated anti-dumping duty payment requirements of the Company’s LaJobi subsidiary and anticipated customs duty payment requirements of the Company’s Kids Line and CoCaLo subsidiaries in the respective periods to which such liabilities relate (previously such liabilities were recorded in the aggregate in the quarter and year ended December 31, 2010 with respect to the LaJobi events, and in the three and six months ended June 30, 2011 with respect to the Kids Line/CoCaLo events, as described below). As a result, the 2011 10-K will include the impact of such adjustments in the Selected Financial Data included in Item 6 of the 2011 10-K, as well as revised related disclosures, including, without limitation, in Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations. The 2011 10-K will also include the impact of such adjustments on the unaudited quarterly financial information presented in the Notes to Consolidated Financial Statements of the 2011 10-K. The Company intends to file the 2011 10-K as soon as is practicable and currently believes it will be filed in a timely fashion under applicable rules. In addition, the Company’s Quarterly Reports on Form 10-Q during 2012 will restate applicable 2011 comparable prior quarter and year to date periods.

Background

As has been previously disclosed commencing in early 2011, the Company’s LaJobi subsidiary was selected in late December 2010 by U.S. Customs and Border Protection (“U.S. Customs”) for a “Focused Assessment” of its import practices and procedures (a “Focused Assessment” is an evaluation by U.S. Customs of a Company’s ability to comply with Customs requirements, and not an enforcement audit or a program intended to discover wrongdoing), which Focused Assessment commenced on January 19, 2011. In preparing for the Focused Assessment, the Company found certain potential issues with respect to LaJobi’s import practices. As a result, the Board initiated an investigation, supervised by a Special Committee of three non-management members of the Board and conducted by outside counsel. The Board’s investigation found instances at LaJobi in which incorrect anti-dumping duties were applied on certain wooden furniture imported from vendors in the PRC, resulting in a violation of anti-dumping laws. On the basis of the investigation, the Board concluded that there was misconduct involved on the part of certain LaJobi employees in connection with the incorrect payment of duties, including misidentifying the manufacturer, shipper and description of products. As a result, effective March 14, 2011, LaJobi’s President, Lawrence Bivona, and LaJobi’s Managing Director of operations, were both terminated from employment.

In connection therewith, the Company recorded charges of approximately $6.86 million (which includes approximately $340,000 of interest) for the quarter and year ended December 31, 2010 (the period of discovery) relating to aggregate anti-dumping duties and interest the Company anticipates will be owed to U.S. Customs by LaJobi for the period commencing in April 2008 (when the Company acquired LaJobi’s assets) through December 31, 2010.

Following the discovery of the matters described above with respect to LaJobi, the Board authorized a review, supervised by the Special Committee and conducted by outside counsel, of customs compliance practices at the Company’s non-LaJobi operating subsidiaries (the “Customs Review”). Although such review is ongoing, the Special Committee has identified instances in which certain of these subsidiaries filed incorrect entries and invoices with U.S. Customs as a result of, in the case of Kids Line, incorrect descriptions, classifications and valuations of certain imported products, and in the case of CoCaLo, incorrect classifications of certain imported products. In connection therewith, the Company recorded charges of approximately $2.4 million (which includes approximately $200,000 of interest) for the quarter ended June 30, 2011 (the period of discovery), relating to aggregate customs duties and interest the Company anticipates will be owed to U.S. Customs by Kids Line and CoCaLo for the years ended 2006 through 2010 and the six months ended June 30, 2011. The Board has also authorized an investigation, supervised by the Special Committee and conducted by a second outside counsel, to more fully review the customs practices at these operating subsidiaries, including whether there was any misconduct by personnel (the “Customs Investigation”). The Company has also voluntarily disclosed to the SEC the existence of the Customs Review and the Customs Investigation. Because the Customs Review and the Customs Investigation are ongoing, there can be no assurance as to how the resulting consequences, if any, may impact our internal controls, business, reputation, results of operations or financial condition.

As is discussed above, although it was the initial determination of the Company’s management (a determination in which the Company’s independent auditors concurred) that the impact of the aggregate charges described above was immaterial to prior periods (such that no restatement would be required), after various submissions to and discussions with the Staff of the SEC on this matter, and in recognition of the Staff’s position with respect thereto (and not as a result of the discovery of new facts or information), management and the Audit Committee determined that a restatement of the Financial Statements to record the applicable anticipated payment requirements in the respective periods to which they relate was necessary, and in connection therewith, determined that the Financial Statements could no longer be relied upon.

Impact of Restatement

As the Company is still engaged in the preparation of the 2011 10-K, it is not currently in a position to provide additional financial detail with respect to anticipated adjustments resulting from the restatement. Note, however, that such restatement will have a positive impact on reported results of operations for 2010 and 2011, and a negative impact on reported results of operations for prior periods.

Impact on Evaluation of Internal Controls over Financial Reporting and Disclosure Controls and Procedures

Management is in the process of evaluating the effect, if any, of the restatement on the Company’s prior conclusions with respect to the effectiveness of its internal control over financial reporting and disclosure controls and procedures as of the end of December 31, 2010. If the Company determines that a revision of any disclosures pertaining such prior conclusion is appropriate, such revision will be included in the 2011 10-K.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with KPMG LLP, the Company’s independent registered public accounting firm.

Section 8 — Other Events

Item 8.01	Other Events.

As has been previously disclosed, the Company received a letter on July 25, 2011 from counsel to Lawrence Bivona demanding payment of the LaJobi earnout consideration to Mr. Bivona in the amount of $15 million. In addition, on July 25, 2011, the Company received a letter from counsel to Mr. Bivona alleging that Mr. Bivona’s termination by LaJobi “for cause”, effective March 14, 2011, violated his employment agreement and demanding payment to Mr. Bivona of amounts purportedly due under such employment agreement. In December, 2011, Mr. Bivona initiated an arbitration proceeding with respect to these issues seeking damages in excess of $25.0 million. On February 22, 2012, the Company and LaJobi intend to file an answer there to, in which they will deny and liability, assert a counterclaim against Mr. Bivona, and provide a third-party complaint against Mr. Bivona’s brother and the LaJobi seller. The Company is in the process of defending the claims made in such arbitration. The Company does not intend to pay the LaJobi earnout consideration to Mr. Bivona and continues to believe that Mr. Bivona was properly terminated “for cause” pursuant to his employment agreement, and the Company has so advised counsel for Mr. Bivona. The restatement of specified financial statements as described in Item 4.02(a) above may result in an assertion by the LaJobi seller that the formulaic provisions for the payment of the LaJobi earnout under the agreement governing the purchase of the LaJobi assets have been satisfied. However, the Company has various counterclaims third party claims and defenses to such claim for payment, based on, among other things, the misconduct and misrepresentations of Mr. Bivona. The Company intends to vigorously assert such counterclaims, third party claims and defenses, and believes that it will prevail, although there can be no assurance that this will be the case.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by us from time to time in SEC filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “project”, “believe”, “expect”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. We caution readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Part I, Item 1A, Risk Factors, of our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel